Exhibit 99.1

This press release may not be distributed, directly or indirectly, into or in, Australia, Japan, Canada, South Africa, Hong Kong or New Zealand. The Offer is not being made to (and acceptances will not be accepted from) persons in those countries or elsewhere where their participation requires further documentation, filing or other measures in addition to those required by Swedish law.

PRESS RELEASE

June 27, 2011

Stanley Black & Decker launches recommended all-cash offer to the shareholders and warrant holders in Niscayah

Stanley Black & Decker, Inc. (“Stanley Black & Decker”) – an S&P 500 global diversified industrial company – today announces a recommended all-cash offer through its indirect wholly-owned subsidiary SBD Holding AB (“SBD Holding”) to the shareholders and warrant holders in Niscayah Group AB (publ) (“Niscayah”) to tender all class A and class B shares and warrants in Niscayah (the “Offer”). The class B shares in Niscayah are listed on NASDAQ OMX Stockholm (“NASDAQ OMX”).

Summary:

•

SBD Holding offers SEK 18.00 in cash per class A share and class B share in Niscayah and SEK 0.05 in cash per warrant in Niscayah, corresponding to a total value of the Offer of approximately SEK 6.5 billion.[1]

•	The Offer in relation to the class A shares and class B shares represents a premium of:

•

approximately 23.8 percent compared to the all-share offer made by Securitas AB (“Securitas”) on May 16, 2011, based on the closing price of SEK 60.90 for the class B shares in Securitas on NASDAQ OMX on June 23, 2011 (being the last trading day prior to the announcement of the Offer);

•

approximately 46.9 percent compared to the closing price of SEK 12.25 for the class B shares in Niscayah on NASDAQ OMX on May 13, 2011 (being the last trading day prior to the announcement of Securitas’ offer on May 16, 2011);

[1]

Based on 363,258,897 outstanding Niscayah shares (excluding 1,800,000 treasury shares). The offer price is subject to adjustment should Niscayah pay any dividend or make any other value transfer prior to the settlement of the Offer and will accordingly be reduced by the amount per share of any such dividend or value transfer. The offer price for the warrants would in such case be adjusted based on the new offer price for the underlying shares.

•

approximately 50.6 percent compared to the volume-weighted average price of the class B shares in Niscayah on NASDAQ OMX during the three months up to and including May 13, 2011, of approximately SEK 11.95[2]; and

•

approximately 14.6 percent compared to the closing price of SEK 15.70 for the class B shares in Niscayah on NASDAQ OMX on June 23, 2011 (being the last day of trading prior to announcement of the Offer).

•

Two significant shareholders in Niscayah, Triton III (Nimble) S.à.r.l. and Noonday Asset Management LLP, who together hold approximately 19.5 percent of the shares and 13.7 percent of the votes in Niscayah, have entered into irrevocable undertakings with SBD Holding to accept the Offer, provided that no competing offer is announced at a price which is at least 7.5 percent higher than the price under the Offer.

•	The independent committee of the board of directors of Niscayah has unanimously recommended that shareholders and warrant holders in Niscayah accept the Offer.

•	The acceptance period for the Offer is expected to run from and including July 25, 2011 up to and including August 29, 2011. The expected date for settlement of the Offer is September 6, 2011.

•	A telephone conference will be held today at 2.30 p.m. (CET) (8.30 a.m. ET), see below.

“Our offer to acquire Niscayah is consistent with our strategy to build on our attractive growth platforms and create value for Stanley Black & Decker’s shareholders. Niscayah is a company we know well and is an ideal fit with our Convergent Security Solutions business as it brings complementary geographic strength and services, affords substantial synergies, strengthens our customer value proposition and enhances our growth potential in the highly attractive commercial security sector. We are providing all Niscayah’s shareholders with the opportunity to receive an all-cash, superior offer at a significant premium, and we are very pleased to have the unanimous recommendation of the independent committee of Niscayah’s board and the support of two of its major shareholders.” says Stanley Black & Decker’s President and Chief Executive Officer, John F. Lundgren.

[2]	Adjusted for a dividend in Niscayah of SEK 0.30 per share.

“This acquisition also provides us with an excellent opportunity to utilize our offshore cash for a transaction that is expected to produce meaningful EPS accretion immediately. Our electronic security solutions team has the requisite skills and experience to integrate Niscayah successfully as they have with HSM, Sonitrol, Générale de Protection, and most recently, ADT France.” Lundgren continues.

“The Offer of SEK 18.00 in cash from Stanley represents a proposal which the independent committee of the board unanimously decided to recommend that the Niscayah shareholders accept.” says Tomas Franzén, member of the independent committee of the Niscayah board of directors.

Background and reasons for the Offer

The process leading to the making of the Offer was initiated after the public offer from Securitas to acquire Niscayah on May 16, 2011. Following Securitas’ offer, the independent committee of the board of directors of Niscayah, supported by Lazard, conducted a structured process with a limited number of interested parties designed to maximize value for the Niscayah shareholders and warrant holders. During this process, interested parties were provided with access to management and were allowed to perform a limited, confirmatory due diligence.

Stanley Black & Decker is an S&P 500 company and diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, infrastructure solutions and more.

Stanley Black & Decker has nearly a decade of experience in the security market sector through its Stanley Securities Solutions platform which offers a broad set of mechanical and electronic security systems and services primarily for commercial, governmental and industrial and residential customers as well as for educational, financial and healthcare institutions. For the year ended December 31, 2010, the Security segment had net sales of USD 2.1 billion.

With estimated 2011 revenue of approximately USD 1 billion, Niscayah is one of the world’s most attractive commercial security and monitoring companies and one of the largest access control and surveillance solutions providers in Europe. Niscayah’s integrated security solutions include video surveillance, access control, intrusion alarms and fire alarm systems, and its offerings include design and installation services, maintenance and repair, and monitoring systems. The proposed acquisition would expand and complement Stanley Black & Decker’s existing security product offerings and further diversify the Company’s operations and international presence. Niscayah’s business is well-diversified across Northern, Central and Southern Europe and the Nordic Region, as well as in the United States. Stanley Black & Decker’s existing Convergent Security Solutions business revenues are approximately USD 800 million, of which Europe represents approximately USD 300 million.

Stanley Black & Decker believes that its expertise in the commercial security sector, the complementary nature of its businesses and end markets in the United States and Europe, and its proven ability to improve the performance of companies it acquires enables it to offer a significant premium to the shareholders and warrant holders of Niscayah.

Stanley Black & Decker expects the transaction to result in annual cost savings of approximately USD 80 million, more than half of which would be realized by the end of year one after completion of the Offer. The acquisition is also expected to be immediately accretive to Stanley Black & Decker’s earnings per share (EPS), with accretion of USD 0.20 in year one and USD 0.45 in year three, excluding acquisition-related charges of USD 60–80 million which will largely be incurred during year one.

The Offer

SBD Holding offers SEK 18.00 in cash per class A and class B share in Niscayah. The offer price is subject to adjustment should Niscayah pay any dividend or make any other value transfer prior to settlement of the Offer and will accordingly be reduced by the amount per share of any such dividend or value transfer.

SBD Holding offers SEK 0.05 in cash per warrant 2007/20123 in Niscayah. Should Niscayah pay any dividend or make any other value transfer prior to settlement of the Offer, the offer price for the warrants will be adjusted based on the new adjusted offer price for the underlying shares.

No commission will be charged in connection with the Offer.

[3]

Under the terms of the warrants, each warrant entitles its holder to subscribe for one new Niscayah class B share at a subscription price of SEK 30.00 per share at any time up to and including June 30, 2012. The consideration offered for the warrants represents an equivalent premium as for the shares, namely 46.9 percent compared to their theoretical value. There are 5,000,000 warrants outstanding.

The Offer in relation to the class A shares and class B shares represents a premium of:

•

approximately 23.8 percent compared to the all-share offer made by Securitas on May 16, 2011, based on the closing price of SEK 60.90 for the class B shares in Securitas on NASDAQ OMX on June 23, 2011 (being the last trading day prior to the announcement of the Offer);

•

approximately 46.9 percent compared to the closing price of SEK 12.25 for the class B shares in Niscayah on NASDAQ OMX on May 13, 2011 (being the trading day prior to the announcement of Securitas’ offer on May 16, 2011);

•

approximately 50.6 percent compared to the volume-weighted average price of the class B shares in Niscayah on NASDAQ OMX during the last three months up to and including May 13, 2011, of approximately SEK 11.95[4]; and

•

approximately 14.6 percent compared to the closing price of SEK 15.70 for the class B shares in Niscayah on NASDAQ OMX on June 23, 2011 (being the last day of trading prior to announcement of the Offer).

The total value of the Offer amounts to approximately SEK 6.5 billion.5

The acceptance period for the Offer is scheduled to run from and including July 25, 2011 up to and including August 29, 2011. The expected date for settlement of the Offer is September 6, 2011.

The Offer is not subject to any financing condition. The Offer will be financed through existing cash resources and a credit facility of Stanley Black & Decker. See “The financing of the Offer” below.

Recommendation from the independent committee of the board of directors of Niscayah

On May 16, 2011, after the announcement of Securitas' offer, Niscayah issued a press release stating that the board of directors of Niscayah had decided to appoint an independent committee, consisting of the board members Tomas Franzén, Eva Lindqvist and Håkan Kirstein, to, inter alia, evaluate Securitas’ offer and other potential offers.

4	Adjusted for a dividend in Niscayah of SEK 0.30 per share.
5	Based on 363,258,897 outstanding shares, which is the total number of outstanding shares in Niscayah, excluding Niscayah’s holding of 1,800,000 treasury shares.

The independent committee of the board of directors of Niscayah has unanimously decided to recommend that shareholders and warrant holders in Niscayah accept the Offer.

The independent committee notes that the Offer of SEK 18.00 in cash per class A share and class B share, respectively, in Niscayah, represents a premium of approximately 23.8 percent compared to the all-share offer made by Securitas on May 16, 2011, based on the closing price of SEK 60.90 for the class B shares in Securitas on NASDAQ OMX on June 23, 2011 (being the last trading day prior to the announcement of the Offer). The independent committee has received a fairness opinion from UBS Limited (“UBS”)6, concluding that, in their opinion and subject to the qualifications and assumptions set out therein, the offer price is to be considered fair from a financial point of view to the shareholders and warrant holders in Niscayah. The recommendation and the fairness opinion will be appended to the offer document.

Undertakings from shareholders in Niscayah

Two significant shareholders in Niscayah, Triton III (Nimble) S.à.r.l. and Noonday Asset Management LLP, who together hold approximately 19.5 percent of the shares and 13.7 percent of the votes in Niscayah, have entered into irrevocable undertakings with SBD Holding to accept the Offer and tender their shares to SBD Holding in the Offer. These undertakings are conditional on no other party announcing a competing offer for shares in Niscayah at a price which is at least 7.5 percent higher than the price under the Offer, which SBD Holding decides not to match (i.e. offer a price that at least corresponds to the price in the competing offer) within five business days.

Conditions to the Offer

Completion of the Offer is conditional upon:

(i)	the Offer being accepted to such extent that SBD Holding becomes the owner of more than 90 percent of the total number of shares in Niscayah (on a fully diluted basis);

[6]

UBS is acting exclusively for Niscayah and no one else in connection with the Offer and will not regard any other person (whether or not a recipient of this document) as its client in relation to the Offer and will not be responsible to anyone other than Niscayah for providing the protections afforded to clients of UBS, or for providing advice in relation to the Offer or any transaction or arrangement referred to in this document.

(ii)	all holders of class A shares in Niscayah accepting the Offer and waiving their rights under the pre-emption clause (Sw. hembudsförbehåll) in Niscayah’s articles of association;

(iii)

with respect to the Offer and the acquisition of Niscayah, receipt of all necessary regulatory, governmental or similar clearances, approvals and decisions, including from competition authorities, in each case on terms which, in SBD Holding’s opinion, are acceptable;

(iv)

that neither the Offer nor the acquisition of Niscayah is wholly or partly prevented or materially adversely affected by any legislation or other regulation, court decision, public authority decision or similar circumstance, which is in effect or could reasonably be expected, which is outside the control of SBD Holding and which SBD Holding could not reasonably have foreseen at the time of the announcement of the Offer;

(v)

that, save as publicly announced by Niscayah or as otherwise disclosed in writing by Niscayah to SBD Holding prior to the date the Offer was announced, SBD Holding does not discover that any information publicly disclosed by Niscayah or otherwise made available by Niscayah to SBD Holding is materially inaccurate or misleading or that any material information which should have been publicly disclosed by Niscayah has not been so disclosed;

(vi)

no circumstances, other than any circumstances that SBD Holding had knowledge of at the time the Offer was announced, having occurred that have or could be expected to have a material adverse effect upon Niscayah’s sales, profit, liquidity, equity or assets;

(vii)	that Niscayah does not take any measures that typically are intended to impair the prerequisites for the implementation of the Offer; and

(viii)	no other party announcing an offer to acquire shares in Niscayah on terms that are more favorable to the shareholders in Niscayah than the Offer.

SBD Holding reserves the right to withdraw the Offer in the event that it is clear that any of the above conditions are not fulfilled or cannot be fulfilled. However, with regard to conditions (iii)-(viii), such withdrawal will only be made provided that the failure to fulfil such condition is of material importance to SBD Holding’s acquisition of the shares in Niscayah.

SBD Holding reserves the right to waive, in whole or in part, one or more of the conditions above in accordance with applicable laws and regulations, including, with respect to conditions (i)-(ii) above, to complete the Offer at a lower level of acceptance.

Employees in Niscayah

Stanley Black & Decker attaches great importance to the work being carried out by Niscayah’s management and employees and intends to continue to safeguard and build upon the excellent relationship that Stanley Black & Decker perceives Niscayah to have with its associates. Following the completion of the Offer, Stanley Black & Decker and Niscayah’s leadership team will develop the best structure going forward in order to maintain Niscayah’s identity with the employees and customers after completion. According to Stanley Black & Decker’s current assessment, the Offer will not involve any material change for management and employees (including terms of employment) in the locations where Niscayah conducts business.

The financing of the Offer

The Offer is not subject to any financing condition. The Offer will be financed by Stanley Black & Decker from existing cash and a credit facility.

Stanley Black & Decker is an A / Baa1 rated company with USD 1.9 billion in cash and equivalents on its balance sheet as of June 4, 2011. Stanley Black & Decker has received commitments for a USD 1.25 billion incremental liquidity facility from Barclays Capital and J.P. Morgan. Stanley Black & Decker’s existing cash resources together with funds available under the credit facility will be more than sufficient to fund the entire amount to be paid under the Offer. Notwithstanding the above, Stanley Black & Decker reserves the right to raise funds through, for example, issuance of commercial paper and/or capital markets offerings and use such funds, in place of some or all of the amount provided for under the facility described above.

For a summary of conditions for drawdown pursuant to the credit facility, see “Financing of the Offer – Summary of the conditions for drawdown pursuant to the credit facility” below.

Stanley Black & Decker has undertaken to provide SBD Holding with necessary funds to settle the Offer.

Stanley Black & Decker’s and SBD Holding’s holding in Niscayah

Neither Stanley Black & Decker nor SBD Holding currently own or control any shares or warrants in Niscayah and have not acquired any shares or warrants in Niscayah during the six month period immediately prior to announcement of the Offer.

In accordance with, and subject to the restrictions under, applicable laws, rules and regulations, Stanley Black & Decker and its affiliates and any advisor, broker or other person acting as the agent for, or on behalf of, Stanley Black & Decker or any of its affiliates intend to purchase or make arrangements to purchase class B shares in Niscayah outside of the United States, including purchases in the open market at prevailing prices or in private transactions at negotiated prices. Such purchases or arrangements to purchase will be made from the time of the announcement of this Offer through the expiry of the acceptance period and following the Offer. Such purchases will be made in compliance with applicable laws, rules and regulations.

No such purchases may be made at prices higher than the consideration offered under the Offer or on terms more favorable than the terms of the Offer, unless the consideration and other terms and conditions of the Offer are revised accordingly. Stanley Black & Decker will disclose promptly in the United States by means of a press release, and to the extent that such information is made public in Sweden pursuant to applicable Swedish regulations, information regarding such purchases of or arrangements to purchase Niscayah shares and will provide such information to holders of or beneficial owners of Niscayah shares upon their request without charge.

Agreement with Niscayah

On June 26, 2011, Niscayah made an undertaking to Stanley Black & Decker under which Niscayah, among other things, undertook, under certain conditions, to notify Stanley Black & Decker of competing proposals for public offers for Niscayah and not to recommend a superior offer until Stanley Black & Decker has had an opportunity to match the superior offer (i.e. announce an amended offer with a price that at least corresponds to the price in the competing offer) within three days from when Niscayah informed Stanley Black & Decker of the superior proposal.

Due Diligence

Stanley Black & Decker has, in connection with the preparation for the Offer, conducted a limited, confirmatory due diligence exercise and, in connection therewith, met with the management of Niscayah. During due diligence Stanley

Black & Decker has, amongst other things, reviewed certain agreements and certain financial information. Niscayah has informed Stanley Black & Decker that, during this process, no information that has not previously been publicly disclosed and that can reasonably be expected to affect the share price of Niscayah has been disclosed to Stanley Black & Decker, SBD Holding or its affiliates.

Preliminary timetable

Preliminary date for publication of the offer document:	July 22, 2011
Preliminary date for opening of acceptance period:	July 25, 2011
Preliminary date for closing of acceptance period:	August 29, 2011
Preliminary date of settlement:	September 6, 2011

SBD Holding reserves the right to extend the acceptance period for the Offer, as well as to postpone the date of settlement. The acquisition of Niscayah requires clearance from the relevant competition authorities. The necessary clearances are expected to be obtained prior to the end of the acceptance period.

Compulsory acquisition and de-listing

As soon as possible following SBD Holding’s acquisition of shares representing more than 90 percent of the shares in Niscayah, SBD Holding intends to call for the compulsory acquisition of the remaining shares in Niscayah. In connection therewith, SBD Holding intends to seek to have the class B shares in Niscayah delisted from NASDAQ OMX.

Applicable law and disputes

Swedish law, NASDAQ OMX’s rules regarding public offers on the stock market (the “Takeover Rules”), the Swedish Securities Council’s rulings regarding interpretation and application of the Takeover Rules, and, where applicable, the Swedish Securities Council’s former rulings regarding interpretation and application of the Swedish Industry and Commerce Stock Exchange Committee’s rules on public offers, are applicable to the Offer.

In accordance with the Swedish Act on Public Takeovers on the Stock Market (Sw. lag (2006:451) om offentliga uppköpserbjudanden på aktiemarknaden), on June 23, 2011, SBD Holding entered into an undertaking towards NASDAQ OMX to comply with the Takeover Rules, the Swedish Securities Council’s rulings regarding interpretation and application of the Takeover Rules, and, where applicable, the Swedish Securities Council’s former rulings regarding interpretation and application of the Swedish Industry and Commerce Stock Exchange Committee’s rules on public offers, and to submit to the sanctions that NASDAQ OMX may decide upon in event of infringement of the Takeover Rules. SBD Holding informed the Swedish Financial Supervisory Authority about the Offer and the above mentioned undertaking on June 27, 2011. Any dispute relating to, or arising in connection with, the Offer shall be settled exclusively by Swedish courts, with the city court of Stockholm as the court of first instance.

The Offer is not being made (nor will any acceptance from shareholders or from others on behalf of shareholders) in any jurisdiction in which the making of the Offer or the acceptance of the Offer would not be made in compliance with the laws and regulations of such jurisdiction or where the completion or acceptance of the Offer requires further documentation, filings or other measures in addition to those required under Swedish law, except where there is an applicable exemption. The Offer is not being made, directly or indirectly, by use of mail or any other means or instrumentality (including, without limitation, facsimile transmission, e-mail, telex, telephone and the Internet) in or into Australia, Japan, Canada, South Africa, Hong Kong or New Zealand and the Offer cannot be accepted in or from Australia, Japan, Canada, South Africa, Hong Kong or New Zealand. As a result, this announcement, the offer document, the acceptance form and other documentation relating to the Offer will not, and may not, be sent by mail or in any other way be distributed, forwarded or transmitted to, from or within Australia, Japan, Canada, South Africa, Hong Kong or New Zealand. SBD Holding will not pay any consideration pursuant to the Offer to, or accept acceptance forms from, Australia, Japan, Canada, South Africa, Hong Kong or New Zealand.

This press release has been published in Swedish and English. In the event that there are any differences between the language versions, the English language version shall prevail.

Advisors

Barclays Capital and J.P. Morgan are acting as financial advisors and Cleary Gottlieb Steen & Hamilton LLP and Gernandt & Danielsson Advokatbyrå KB are acting as legal advisors to Stanley Black & Decker and SBD Holding in connection with the Offer.

New Britain, Connecticut, United States	Mechelen, Belgium
on June 27, 2011	on June 27, 2011

Stanley Black & Decker, Inc.	SBD Holding AB
The Board of Directors

The information in this press release was submitted for publication on June 27, 2011 at 8.00 a.m. (CET) (2.00 a.m. ET).

Telephone conference today at 2.30 p.m. (CET) (8.30 a.m. ET) for further information

On the account of the Offer, Stanley Black & Decker will arrange for a telephone conference today, Monday, June 27, 2011, 2.30 p.m. (CET) (8.30 a.m. ET).

The call will be accessible by telephone at +1 (800) 447-0521 and from outside the United States at +1 (847) 413-3238 (confirmation 30130189); also, via the Internet at www.stanleyblackanddecker.com. To listen, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. A replay will also be available two hours after the call and can be accessed at +1 (888) 843-7419 or +1 (630) 652-3042 by entering the conference identification number 30130189. The replay will also be available as a podcast within 24 hours and can be accessed on www.stanleyblackanddecker.com and via iTunes.

A PowerPoint presentation will be available on Stanley Black & Decker’s webpage, www.stanleyblackanddecker.com, before the conference starts.

For more information, please visit www.publicoffer.se or contact:

Contacts (United States):

Kate White Vanek

Director, Investor Relations, Stanley Black & Decker

+1 (860) 827-3833

kate.vanek@sbdinc.com

Tim Perra

Director, Global Communications, Stanley Black & Decker

+1 (860) 826-3260

tim.perra@sbdinc.com

Sard Verbinnen & Co

David Reno/Brooke Gordon

+1 (212) 687-8080

Contact (Sweden):

JKL

Erik Nilsson

+46 738 394 118

Stanley Black & Decker in brief

Stanley Black & Decker, Inc. is listed at the New York Stock Exchange. The company is an S&P 500 company and diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, infrastructure solutions and more. Stanley Black & Decker is the result of a merger between Stanley Works, founded in 1843 and Black & Decker, incorporated in 1910. “Stanley” and “Black & Decker” are brand names with worldwide recognition for their quality, design, innovation and value. Stanley Black & Decker’s more than 36,000 employees worldwide serve customers in over 100 countries. Currently, Stanley Black & Decker has a market capitalization of more than USD 11 billion and revenues of approximately USD 10 Billion.

SBD Holding AB, registration number 556853-6303, is indirectly wholly owned by Stanley Black & Decker, Inc. The company is domiciled in Stockholm, Sweden, and its registered address is c/o Gernandt & Danielsson Advokatbyrå KB, Box 5747, SE-114 87 Stockholm, Sweden. The company was registered with the Swedish

Companies Registration Office (Sw. Bolagsverket) on May 20, 2011. SBD Holding AB has never conducted and at present does not conduct any business and its principal business purpose is to make the Offer and take all actions to complete the Offer and operate as parent of Niscayah.

For more information visit www.stanleyblackanddecker.com.

Niscayah in brief

Niscayah is a leading security company specialised in technical security solutions and system integration. Niscayah offers complete security solutions for customers with high security demands within segments such as bank and post, retail, utilities, transport and logistics and gas stations. Niscayah has approximately 5,100 employees and operates in 14 countries in Europe and in the United States

In 2010, Niscayah’s sales amounted to approximately SEK 6.6 billion and the operating profit (excluding restructuring costs) amounted to approximately SEK 0.4 billion. The class B shares in Niscayah are listed on NASDAQ OMX Stockholm, Mid Cap.

For more information visit www.niscayah.com

Financing of the Offer – Summary of the conditions for drawdown pursuant to the credit facility

Stanley Black & Decker has received commitments for a USD 1.25 billion incremental liquidity facility from Barclays Capital and J.P. Morgan. The commitments are subject to a number of customary conditions, including that no material adverse change has occurred and that agreement on definitive documentation has been entered into. Drawdown pursuant to Stanley Black & Decker’s new credit facility will be subject to customary conditions. The more material conditions for a drawdown pursuant to the new credit facility will be the following:

•	the borrower’s ability to make certain customary representations (including with regard to certain financial covenants) as to factual matters; and

•	no event of default having occurred.

Forward-looking statements

Stanley Black & Decker makes forward-looking statements in this press release which represent its expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward looking statements made in this press release, include, but are not limited to, statements concerning: the consummation of the acquisition; Niscayah’s business complementing and expanding Stanley Black and Decker’s existing operations and international presence; cost savings; and earnings per share.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the transaction for various reasons.

Forward-looking statements made in this press release are also subject to risks and uncertainties, described in: Stanley’s 2010 Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the quarter ended April 2, 2011; and other filings the Company makes with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements. The Company makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

Barclays Capital Inc. (and its affiliates) (“Barclays Capital”) is acting exclusively for SBD Holding AB and no one else in connection with the Offer and will not regard any other person (whether or not a recipient of this document) as its client in relation to the Offer and will not be responsible to anyone other than SBD Holding AB for providing the protections afforded to clients of Barclays Capital, or for providing advice in relation to the Offer or any transaction or arrangement referred to in this document.

J.P. Morgan Securities LLC (and its affiliates) (“J.P. Morgan”) is acting exclusively for SBD Holding AB and no one else in connection with the Offer and will not regard any other person (whether or not a recipient of this document) as its client in relation to the Offer and will not be responsible to anyone other than SBD Holding AB for providing the protections afforded to clients of J.P. Morgan, or for providing advice in relation to the Offer or any transaction or arrangement referred to in this document.